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                                                                    Exhibit (14)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of the Registration Statement of The Munder Framlington Funds Trust on Form N-14 (the "Registration Statement") of our report dated August 15, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001 Annual Reports of The Munder Framlington Global Financial Services Fund (one of the portfolios constituting The Munder Framlington Funds Trust) and the Munder Large Cap Value Fund (formerly known as the Munder Equity Income Fund, one of the portfolios constituting The Munder Funds Trust). We further consent to the references to us under the headings "Financial Highlights" in such Proxy Statement/Prospectus and in paragraphs 4.1(i) and 4.2(h) of Exhibit A "Form of Agreement and Plan of Reorganization."

                                                               Ernst & Young LLP

Boston, Massachusetts
January 14, 2001